                                  EXHIBIT 10.14

Optionee:                                                   Date:
         --------------------------------------------------      ---------------

                           ISIS PHARMACEUTICALS, INC.
                  2000 PLAN SUPPLEMENTAL STOCK OPTION AGREEMENT

Isis Pharmaceuticals, Inc. (the "Company"), pursuant to its 2000 Broad-Based Equity Incentive Plan (the "Plan") has this day granted to the undersigned optionee, an option to purchase shares of the common stock of the Company ("Common Stock") as described herein. This option is not intended to qualify and will not be treated as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"). This option is subject to all of the terms and conditions as set forth herein and on Attachment I hereto, which is incorporated herein in its entirety.

                   Number of Shares Subject to Option:________

VESTING SCHEDULE:

           Number of Shares (installment)         Date of Earliest Exercise (vesting)(1)

           ---------------------                  ---------------------

           ---------------------                  ---------------------

           ---------------------                  ---------------------

           ---------------------                  ---------------------

Exercise Price Per Share:  (2)                    Expiration Date:(3)
                          -----                   Percentage of Full-Time Work:  100%
                                                                                ------
Isis Pharmaceuticals, Inc.


By:                                               Optionee:
   --------------------------------------                  ----------------------------------
Duly authorized on behalf of                      Address:
  the Board of Directors

OPTIONEE:

Acknowledges receipt of the option as described herein and the attachments referenced therein and understands that all rights and liabilities with respect to this option are set forth in the option and the Plan; and acknowledges that as of the date of grant of this option, it sets forth the entire understanding between the optionee and the Company regarding the acquisition of stock in the Company and supersedes all prior oral and written agreements on that subject.

(1) After the first year, the option will vest monthly with 2.08% of the total grant vesting each month; provided, however, that during any period in which the undersigned provides service at less than the Percentage of Full-Time Work set forth above, a reduced number of shares will vest as follows: the percentage of shares which will vest during such period of reduced service will equal (a) the percentage of shares that would vest as set forth on this schedule, multiplied by (b) the percentage of full-time work furnished during the period of reduced service divided by the Percentage of Full Time Work as set forth above. Increases of work percentage up to but not in excess of the Percentage of Full Time Work specified above will result in a corresponding increase in the percentage of shares vesting. This reduction in vesting will not apply during any period of paid leave or the first 20 weeks of a period of unpaid leave. No shares will vest during unpaid leave after the first 20 weeks of such leave. Shares which do not vest because of reductions in work percentage or unpaid leave will be canceled and no longer subject to this option.

(2) Not less than 85% of the fair market value of the Common Stock on the date of grant of this option.

(3) Less than 10 years from the date of grant of this option.

                                  ATTACHMENT I
                       TERMS OF SUPPLEMENTAL STOCK OPTION

        The grant hereunder is in connection with and in furtherance of the Company's 2000 Broad-Based Equity Incentive Plan (the "Plan") for participation of the Company's employees (including officers), directors or consultants and is intended to comply with the provisions of Rule 701 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

        The details of your option are as follows:

        1. The total number of shares of Common Stock subject to this option is set forth on the first page of the Supplemental Stock Option Agreement. Subject to the limitations contained herein, this option is exercisable with respect to each installment indicated in the Vesting Schedule set forth on the first page of the Supplemental Stock Option Agreement on or after the date of vesting applicable to such installment.

        2. Notwithstanding any provision in the Plan to the contrary, in the event of a Change in Control (as defined below) then the vesting and exercisability of this stock option will be accelerated in full; provided, however, that if such potential acceleration of the vesting and exercisability of this stock option would cause a contemplated Change in Control transaction that would otherwise be eligible to be accounted for as a "pooling-of-interests" transaction to become ineligible for such accounting treatment under generally accepted accounting principles as determined by the Company's independent certified public accountants prior to the Change of Control, such acceleration will not occur.

        For purposes of this paragraph 2 only, Change in Control means: (i) a sale of all or substantially all of the assets of the Company; (ii) a merger or consolidation in which the Company is not the surviving corporation and in which beneficial ownership of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of Directors has changed; (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, and in which beneficial ownership of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of Directors has changed; or (iv) an acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or subsidiary of the Company or other entity controlled by the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of Directors.

        3. (a) The Exercise Price of this option is set forth on the first page of the Supplemental Stock Option Agreement.

                (b) Payment of the exercise price per share is due in full in cash (including check) upon exercise of all or any part of each installment which has become exercisable by you.

        4. The minimum number of shares with respect to which this option may be exercised at any one time is 1,000, unless the number of shares available for exercise (that is, the remaining vested shares pursuant to paragraph 1) equals less than 1,000 shares, in which case the minimum number of shares exercised must equal the number of shares then vested.

        5. Notwithstanding anything to the contrary contained herein, this option may not be exercised unless the shares issuable upon exercise of this option are then registered under the Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Act.

        6. The term of this option commences on the date hereof and, unless sooner terminated as set forth below or in the Plan, terminates on the Expiration Date. This option shall terminate prior to the expiration of its term as follows: 3 months after the termination of your employment with the Company or an Affiliate of the Company (as defined in the Plan) for any reason or for no reason unless:

                (a) such termination of employment is due to your Disability, in which event the option shall terminate on the earlier of the termination date set forth above or 1 year following such termination of employment;

                (b) such termination of employment is due to your death, in which event the option shall terminate on the earlier of the termination date set forth above or 18 months after your death; or

                (c) during any part of such 3 month period the option is not exercisable solely because of the condition set forth in paragraph 5 above, in which event the option shall not terminate until the earlier of the termination date set forth above or until it shall have been exercisable for an aggregate period of 3 months after the termination of employment; or

                (d) exercise of the option within 3 months after termination of your employment with the Company or with an Affiliate would result in liability under Section 16(b) of the Securities Exchange Act of 1934, in which case the option will terminate on the earlier of the termination date set forth above, the 10th day after the last date upon which exercise would result in such liability or 6 months and 10 days after the termination of your employment with the Company or an Affiliate.

However, this option may be exercised following termination of employment only as to that number of shares as to which it was exercisable on the date of termination of employment under the provision of paragraph 1 of this option.

        7. (a) This option may be exercised, to the extent specified above, by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours.

                (b) By exercising this option you agree that:

                        (i) the Company may require you to enter an arrangement providing for the cash payment by you to the Company of any tax withholding obligation of the Company arising by reason of: the exercise of this option; the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise; or the disposition of shares acquired upon such exercise.

        8. This option is not transferable except by will or by the laws of descent and distribution, and is exercisable during your lifetime only by you; notwithstanding the foregoing, you may transfer part or all of this option to any of the following:

                (i) your spouse, children (by birth or adoption), stepchildren, grandchildren, or parents;

                (ii) a trust or other entity established solely for your benefit or the benefit of your spouse, children (by birth or adoption), stepchildren, grandchildren, or parents for estate planning purposes; or,

                (iii) an organization which is exempt from taxation under
Section 501(c)(3) of the Code or to which tax-deductible charitable contributions may be made under Section 170 of the Code.

        Furthermore, you may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of your death, will thereafter be entitled to exercise the option.

        9. This option is not an employment contract and nothing in this option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company, or of the Company to continue your employment with the Company. In the event that this option is granted to you in connection with the performance of services as a consultant or director, references to employment, employee and similar terms shall be deemed to include the performance of services as a consultant or a director, as the case may be, provided, however, that no rights as an employee shall arise by reason of the use of such terms.

        10. Any notices provided for in this option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, 5 days after deposit in the United States mail, postage prepaid, addressed to you at the address specified on the attached or at such other address as you hereafter designate by written notice to the Company.

        11. This option is subject to all the provisions of the Plan, a copy of which is attached hereto and its provisions are hereby made a part of this option, including without limitation the provisions of paragraph 6 of the Plan relating to option provisions, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this option and those of the Plan, the provisions of the Plan shall control.


Attachments:   2000 Broad-Based Equity Incentive Plan
               Notice of Exercise